UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
April 5, 2007
Date of report (Date of earliest event reported)
ALTRA HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33209 (Commission File Number)	61-1478870 (IRS Employer Identification No.)

14 Hayward Street, Quincy, Massachusetts	02171
(Address of principal executive offices)	(Zip Code)
(617) 328-3300
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EX-23.1 Consent of Grant Thornton LLP
EX-99.1 Audited consolidated financial statements of TB Wood's Corporation
EX-99.2 Unaudited pro forma condensed combined financial information

Item 2.01 Completion of Acquisition or Disposition of Assets.
     On April 11, 2007, Altra Holdings, Inc. (the “Company”) filed with the Securities and Exchange Commission a report on Form 8-K (the “Prior 8-K”) disclosing that the Company, through its wholly-owned subsidiary Altra Industrial Motion, Inc., completed the acquisition of TB Wood’s Corporation on April 5, 2007. This amendment is being filed to amend and supplement the Prior 8-K to include the financial information required by Item 9.01 of Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired. The audited consolidated financial statements of TB Wood’s Corporation for the fiscal year ended December 31, 2006 are filed as Exhibit 99.1 to this report and incorporated by reference into this Item 9.01(a).

(b)	Pro Forma Financial Information. The unaudited pro forma condensed combined financial information of the Company for the fiscal year ended December 31, 2006 is filed as Exhibit 99.2 to this report and incorporated by reference into this Item 9.01(b). The Pro Forma Consolidated Financial Information is a presentation of historical results with accounting adjustments necessary to reflect the estimated pro forma effect of the Company’s acquisition of TB Wood’s Corporation on the financial position and results of operation of the Company and is presented for information purposes only. The Pro Forma Consolidated Financial Information does not reflect the effects of any anticipated changes to be made by the Company to the operations of the combined companies, including synergies and cost savings and does not include any one time charges expected to result from the merger. The Pro Forma Consolidated Financial Information should not be construed to be indicative of the Company’s future results of operations or financial position.

(d)	Exhibits.

Exhibit No.	Description
23.1	Consent of Grant Thornton LLP, Independent Certified Public Accountants.

99.1	Audited consolidated financial statements of TB Wood’s Corporation for the fiscal year ended December 31, 2006.

99.2	Unaudited pro forma condensed combined financial information of Altra Holdings Inc. for the fiscal year ended December 31, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTRA HOLDINGS, INC.
By:	/s/ David Wall
	Name:	David Wall
	Title:	Chief Financial Officer

Date: May 14, 2007